UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 7, 2010

Geo Point Technologies, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-53182	11-3797590
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1306 East Edinger Avenue, Unit C
Santa Ana, CA		92705
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(714) 665-8777

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 7, 2010, Geo Point Technologies, Inc., entered into a share exchange agreement with Summit Trustees PLLC, a Utah professional limited liability company, to acquire all of the issued and outstanding stock of GSM Oil Holdings Ltd., a limited liability company organized in Cyprus.  GSM Oil Holdings is in the process of acquiring Sinur Oil LLP through its wholly owned Dutch subsidiary, GSM Oil B.V.  Sinur Oil is a development-stage oil refining company with operations in the southern area of Kazakhstan and has recently completed its initial “micro” oil refinery.

At closing, Geo Point will issue 26,808,000 shares of its common stock to Summit Trustees and will receive all of the outstanding shares of GSM Oil Holdings.

Significant conditions to closing must be resolved before the transaction can be closed, including GSM Oil Holdings’ acquisition of Sinur Oil and Geo Point’s satisfactory evaluation of the assets and operations of Sinur Oil’s initial oil refinery.

On May 10, 2010, Geo Point Technologies, Inc., issued a press release, a copy of which is attached as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.02	Share Exchange Agreement among Geo Point Technologies, Inc., GSM Oil Holdings Limited, and Summit Trustees PLLC, dated May 7, 2010	To be filed.

99	Miscellaneous
99.01	Press release dated May 10, 2010	This filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEO POINT TECHNOLOGIES, INC.
Registrant

Date: May 10, 2010	By:	/s/ Jeffrey T. Jensen
Jeffrey T. Jensen
President and Chief Executive Officer